SCHEDULE 14A INFORMATION


        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant []


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only(as permitted by
     Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


                  ATLANTIC COAST AIRLINES, INC.
        (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.


                    ATLANTIC COAST AIRLINES, INC.
                           515-A Shaw Road
                       Dulles, Virginia 20166


                                                       April 28, 1997

Dear Stockholder:

           You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Atlantic Coast Airlines, Inc. (the "Company"), to be held on Tuesday, June 3, 1997, at 10:00 a.m. local time, at the Washington Dulles Airport Hilton Hotel, 13869 Park Center Road, Herndon, Virginia. This year we are asking you to elect eight directors of the Company to serve until the 1998 Annual Meeting. The Board of Directors recommends that you vote FOR this proposal.

           Gordon A. Cain, one of our founding directors, will not be standing for re-election. Gordon has provided the Company with valuable assistance for six years, and we will always be indebted to him for his contribution to the Company's success. At the same time, we have recently welcomed Thomas J. Moore, who was promoted to the position of Chief Operating Officer, to the Board as our newest director. Tom has been with the Company since 1994, and previously served as Senior Vice President of Maintenance and Operations. Tom is appearing on our slate of director nominees for the first time.

           At the Annual Meeting, the Board of Directors will also report on the Company's affairs, and a discussion period will be provided for questions and comments. The Board of Directors appreciates and encourages stockholder participation.

          Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope.

          Thank you for your cooperation.

                                        Sincerely,

                                        /S/ C. Edward Acker

                                        C. Edward Acker
                                         Chairman  of  the  Board  of
Directors




                    ATLANTIC COAST AIRLINES, INC.
                           515-A Shaw Road
                       Dulles, Virginia 20166


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD JUNE 3, 1997


To the Stockholders of
ATLANTIC COAST AIRLINES, INC.:

            NOTICE  IS  HEREBY  GIVEN  that  the  annual  meeting  of
stockholders of Atlantic Coast Airlines, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 3, 1997, at 10:00 a.m., local time, at the Washington Dulles Airport Hilton Hotel,
13869   Park  Center  Road,  Herndon,  Virginia,  for  the  following
purposes,   as  more  fully  described  in  the  accompanying   Proxy
Statement:

         To elect eight directors to serve for the ensuing year and until their successors are elected.

          Only holders of record of Common Stock, par value $0.02 per share, of the Company at the close of business on April 25, 1997, are entitled to receive notice of and to vote at the meeting. A list of such holders will be open for the examination of any stockholder during regular business hours for a period of ten days prior to the meeting at the offices of the Company at 515-A Shaw Road, Dulles, Virginia.

           All stockholders are cordially invited to attend the meeting. In order to assure that your stock may be represented at the meeting if you are not personally present, please complete, date, and sign the enclosed proxy and mail it promptly in the accompanying postage-paid envelope.

                                   By order of the Board of Directors

                                   /S/ Richard J. Kennedy

                                   Richard J. Kennedy
                                   Secretary and General Counsel

April 28, 1997







                    ATLANTIC COAST AIRLINES, INC.
                           515A Shaw Road
                       Dulles, Virginia 20166

                        Phone: (703) 925-6000

                      _________________________

                           PROXY STATEMENT
                      _________________________


                            INTRODUCTION


           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Coast Airlines, Inc. (the "Company") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Tuesday, June 3, 1997, at the Washington Dulles Airport Hilton Hotel, 13869 Park Center Road, Herndon, Virginia, and at any adjournment thereof (the "Meeting").

          Written communications to the Company should be sent to the Company's office at 515A Shaw Road, Dulles, Virginia 20166. The Company can be reached by telephone at (703) 925-6000. This Proxy Statement and a proxy card, together with a copy of the Company's 1996 Annual Report, are first being mailed on or about April 28, 1997, to persons who were holders of record of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), at the close of business on April 25, 1997, (the "Record Date").

Matters to be Considered at the Meeting

          At the Meeting, the holders of shares of Common Stock as of the Record Date will be asked to consider and vote upon the election of directors as described in this Proxy Statement and on any other matter properly brought before the Meeting. With respect to any matter to come before the Meeting, holders of record of Common Stock will be entitled to one vote for each share of Common Stock held.

Voting at the Meeting

           The Board of Directors has fixed April 25, 1997, as the Record Date for the Meeting, and only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding and entitled to vote approximately 8,508,000 shares of the Common Stock.


           The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. The election of the Board of Directors requires the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors up to the maximum number of directors to be chosen at the Meeting.

           Approval of any other business properly brought before the Meeting shall be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Meeting and entitled to vote thereon, unless a higher vote is required for any such other matter under applicable state law or the Company's Restated Certificate of Incorporation or By-laws.

           In accordance with Delaware law, abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any particular matter are included for purposes of determining the number of votes present on such matter. Broker Shares that are not voted on any particular matter at the Meeting will not be treated as present for such matter.

Proxies

           If the enclosed proxy is properly executed and returned in time for the Meeting, the shares of stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, such shares will be voted "FOR" all of the nominees as director. Proxies will extend to, and be voted at, any adjournment of the Meeting.

           The Board of Directors does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented at the Meeting. However, should any other matter properly come before the Meeting, it is the intention of the persons named as proxies in the accompanying proxy or their duly authorized and constituted substitutes to vote or act thereon in accordance with their best judgment.

           Any stockholder who has executed and returned a proxy and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by giving written notice to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Meeting, or (iii) by giving a later dated proxy at any time before the voting. Attendance at the Meeting will not, by itself, revoke a proxy.

Expenses of Solicitation

           The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed proxy and the Company's 1996 Annual Report, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications by directors, officers, or regular employees of the Company acting without special compensation.






                        ELECTION OF DIRECTORS

Introduction

           The eight individuals set forth in the table below are all of the Company's nominees for election as directors at the Meeting. Directors are elected for terms of one year and until the next annual meeting of stockholders, and serve until resignation, or succession by election or appointment. All of the nominees have consented to being named as such in this Proxy Statement and have agreed to serve if elected. If any nominee should become unavailable for election at the time of the Meeting or shall not be able to serve if elected, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee or the Board of Directors may choose to reduce the number of directors. The Board of Directors has no reason to believe that any nominee will be unavailable. All nominees are currently serving on the Company's Board of Directors.

            Currently, the Board of Directors consists of nine individuals. Mr. Gordon Cain, a founding director of the Company, has determined not to stand for reelection to the Board. Accordingly, as of the Meeting, the size of the Board will be set at eight.

           The following table sets forth each nominee's name, age as of April 28, 1997, position, and the year in which such nominee first became a director:

 Name                  Age          Position           Director
                                                         Since
C. Edward Acker        68    Chairman of the Board of    1991
                             Directors
Kerry B. Skeen         44    President, Chief            1991
                             Executive Officer, and
                             Director
Thomas J. Moore        40    Executive Vice              1997
                             President, Chief
                             Operating Officer, and
                             Director
Robert E. Buchanan     54    Director                    1995
Joseph W. Elsbury      68    Director                    1991
James J. Kerley        74    Director                    1991
James C. Miller        54    Director                    1995
John M. Sullivan       61    Director                    1995



Background of Nominees

          The following is a brief account of the business experience of each of the nominees for election as a director. There are no family relationships among the nominees or special understandings pursuant to which such persons have been nominated as directors of the Company.


           C. Edward Acker. Mr. Acker is a co-founder of the Company and was its Chief Executive Officer from its formation in October 1991 until March 1995. He became Chairman of the Board of Directors in April 1993, prior to which he had been Vice Chairman of the Board of Directors. He has been a Director since October 1991, and served as President of the Company from October 1991 until October 1992. Mr. Acker served as Chairman and Chief Executive Officer of Pan American World Airways, Inc. ("Pan Am") from 1981 until 1988. Since 1988, Mr. Acker has served as Chairman of The Acker Group, a private company which acts as both principal and adviser in airline-related transactions; and as a partner in Elsbury & Acker, an oil and natural gas exploration company. From February 1995 until February 1996, Mr. Acker served as Chairman and Chief Executive Officer of BWIA International Airways, Ltd. From 1993 to the present, he has served as Chairman of the Board and President of Air Assets, Inc.

           Kerry B. Skeen. Mr. Skeen is a co-founder of the Company and has been President since October 1992, and Chief Executive Officer since March 1995. From October 1991 until October 1992, Mr. Skeen was Executive Vice President of the Company. He has been a Director of the Company since October 1991, and was Chief Operating Officer from October 1991 to April 1997. Mr. Skeen was President of the Atlantic Coast division of WestAir Commuter Airlines, Inc. ("WestAir") from 1989 until its acquisition by the Company in 1991. From 1987 to 1989, Mr. Skeen was Vice President of Marketing and Sales of WestAir and, in 1989, was named Senior Vice President of WestAir. Mr. Skeen's affiliation with the regional airline industry began in 1983 when he directed the development and marketing activities of Delta Air Lines, Inc.'s regional airline program, "The Delta Connection."

           Thomas J. Moore. Mr. Moore has been Executive Vice President and Chief Operating Officer since April 1997, and Senior Vice President of Maintenance and Operations from June 1994 until then. Prior to joining the Company, Mr. Moore spent nearly ten years with Continental Airlines in Houston, Texas, where he served at different times in the position of staff vice president, senior director of technical planning, director of financial planning, and division controller.

          Robert E. Buchanan. Mr. Buchanan has been a Director since March 1995. Mr. Buchanan is President of Buchanan Companies, LLC, a metropolitan Washington, D.C., real estate firm specializing in commercial and residential development, investments, construction, and property management in suburban Washington. Mr. Buchanan has served on the Board of Directors of USLICO Corporation, and currently serves on the Board of Directors of the Washington Airports Task Force, and the Economic Development Commission of Loudoun County, Virginia (former Chairman), home to the corporate office of the Company and of its hub at Washington-Dulles International Airport.

           Joseph W. Elsbury. Mr. Elsbury has been a Director of the Company since its formation in October 1991. Mr. Elsbury has been a partner in Elsbury & Acker, an oil and natural gas exploration company, since 1987.

           James J. Kerley. Mr. Kerley has been a Director of the Company since its formation in October 1991 and an independent financial consultant since 1986. Between 1993 and 1994, Mr. Kerley served as the non-executive Chairman of the Board of Rohr, Inc. From 1981 through 1985 he was Vice Chairman of the Board of Directors and Chief Financial Officer of Emerson Electric Co., and for eleven years prior to that was Chief Financial Officer of Monsanto Company. From 1962 to 1968, he served as Vice President-Finance and Chief Financial Officer of Trans World Airlines, Inc. Mr. Kerley is a director of Borg-Warner Automotive, Inc. and DT Industries, Inc. During the past five years, Mr. Kerley has been, but is no longer, a member of the Board of Directors of various other corporations, including Rohr
Industries,  Inc.,  Kellwood  Company,  Cyprus  Amax  Minerals,  ESCO
Electronics Corporation and Sterling Chemicals, Inc. He has also served as a director of Trans World Airlines, Inc., World Airways, and Frontier Airlines.

           James C. Miller. Mr. Miller has been a Director since March 1995. He has been associated with Citizens for a Sound Economy since 1989, first as Chairman, and since 1993 as Counselor. He is also co-chairman of the Tax Foundation, and John M. Olin Distinguished Fellow at George Mason University. He is a director of Goulds Pumps, Inc.; the Union Corporation; Hugoton Capital Limited partnership; and Washington Mutual Investors Fund. From 1985 to 1988, he served as Director of the Office of Management and Budget of the United States and as a member of President Reagan's cabinet. From 1981 to 1985, he was Chairman of the Federal Trade Commission. Mr. Miller wrote his Ph.D. dissertation on airline scheduling, and is the co-author of, among other works, a Brookings Institution volume on airline regulation.

           John M. Sullivan. Mr. Sullivan has been a Director since January 1995. Mr. Sullivan joined the accounting firm of Arthur
Andersen & Co. in 1958, and was a Partner from 1970 until his retirement from the firm in 1992. He served as International Tax Director for General Motors Corporation from 1992 to 1994, and is currently a financial and tax consultant.

Special Arrangements With Respect to the Election of Directors

           In connection with the December 1994 investment by British Aerospace Asset Management Inc. ("BAe") (formerly JSX Capital Corporation ("JSX")), the Company agreed to permit a representative of BAe to have observer status on the Board of Directors. In 1997 BAe relinquished its right to observer status and no longer participates in Board meetings. BAe does not have the right to designate any Directors of the Company.

Committees and Board Meetings

           During 1996, there were four regular meetings of the Board of Directors and one by teleconference. Each incumbent director who is a nominee for re-election attended 75% or more of the aggregate of the meetings of the Board and of the Board committees on which he served except that Messrs. Elsbury and Kerley attended 67% of said meetings.

           The Board has two standing committees, an Audit Committee and a Compensation Committee. Their functions are described below.

          Audit Committee. The Audit Committee meets with management and the Company's independent accountants to consider the adequacy of the Company's internal controls and financial reporting. The Audit Committee recommends to the Board the Company's independent accountants; discusses with the independent accountants their audit procedures, including the proposed scope and timing of the audit, the audit results and accompanying management letters; reviews the auditor's fees and services; and in general endeavors to ensure the independence of the auditors and accountants. The Audit Committee met once via teleconference in 1996. The current members of the Audit Committee are Messrs. Elsbury, Kerley, Miller, and Sullivan, who serves as chairman.

          Compensation Committee. The Compensation Committee reviews and approves the direct and indirect compensation and employee benefits of the executive officers of the Company, particularly the Chief Executive Officer; administers the Company's stock option and incentive compensation plans; and reviews in general the Company's policies relating to the compensation of senior management and other employees. The Compensation Committee held five meetings during 1996. The current members of the Compensation Committee are Messrs. Sullivan, Buchanan, and Acker, who serves as chairman, along with Mr. Cain, who will retire from the position as of the stockholders meeting.

Directors' Compensation

           Directors, with the exceptions noted below, receive an annual fee of $16,000 for serving as Directors, and are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. Messrs. Acker, Skeen, and Moore, as officers of the Company, do not receive compensation for their service on the Board, and Messrs. Sullivan and Cain (until his retirement from the Board) have waived their annual fees. Non-employee directors are entitled to certain flight benefits made available to employees of the Company.

                         EXECUTIVE OFFICERS

           The following table sets forth the name, age as of April 28, 1997, and position of each executive officer of the Company:

                                                       Officer
     Name              Age         Position              Since
C. Edward Acker         68   Chairman of the Board       1991
                             of Directors, and
                             formerly Chief
                             Executive Officer
Kerry B. Skeen          44   Chief Executive             1991
                             Officer, President, and
                             Director
Thomas J. Moore         40   Executive Vice              1994
                             President and Chief
                             Operating Officer
Paul H. Tate            46   Senior Vice President,      1997
                             Chief Financial
                             Officer, Treasurer, and
                             Assistant Secretary
Michael S. Davis        32   Senior Vice President -     1995
                             Customer Service
Richard J. Kennedy      42   General Counsel and         1996
                             Secretary
Stanley J. Gadek        45   Controller and              1995
                             Assistant Secretary

Background of Executive Officers

          The following is a brief account of the business experience of each of the executive officers of the Company other than Messrs. Acker, Skeen, and Moore each of whose background is described above. There are no family relationships or special understandings pursuant to which such persons have been elected as officers of the Company.

           Paul H. Tate Mr. Tate has served as Senior Vice President and Chief Financial Officer since February 1997. From 1993 until that time, he served in various officer capacities at Reno Air, Inc., based in Reno, Nevada, most recently as Chief Financial Officer. Prior to that Mr. Tate served as Vice President Controller and Vice President of Information Systems with Midway Airlines for over eleven years. Mr. Tate is a Certified Public Accountant.

           Michael S. Davis. Mr. Davis has served as Senior Vice President - Customer Service since May 1995. From 1993 until that time, he served as Vice President, Customer Service, for Business Express Airlines, Inc. Previously, from 1986, he served in a variety of positions with USAir, Inc., including Station Manager in Boston, Passenger Service Manager in Philadelphia, Ramp Operations Manager in Dayton, and various positions in Pittsburgh.

            Richard J. Kennedy. Mr. Kennedy has served as General Counsel and Secretary since May 1996. From 1991 until joining the Company he was with British Aerospace Holdings, Inc., where he served in various capacities including contract negotiation, aircraft finance, and financial restructuring. Previously he was a private attorney in Washington, D.C. for over ten years.
           Stanley J. Gadek. Mr. Gadek has served as Controller and Assistant Secretary of the Company since July 1995, and from May 1994 until then as Director of Finance. From 1978 to 1993, he held financial management positions at Continental Airlines, Inc. and Northwest Airlines, Inc. In 1994 he served as Vice President of Finance and Chief Financial Officer of SunAire Express, a commuter carrier based in the U.S. Virgin Islands. Mr. Gadek is a Certified Public Accountant.

Executive Compensation

           The following table sets forth information regarding the compensation of the individual who served as Chief Executive Officer during 1996 as well as the four other most highly compensated executive officers of the Company serving as executive officers at the end of calendar year 1996 whose total compensation during that year exceeded $100,000. Salary and bonus amounts have been restated from prior years' proxy statements to reflect amounts earned for the specified year regardless of when paid.

                     Summary Compensation Table

                                                   Long Term
                        Annual           Other    Compensation   All
                                                   Awards
                       Compensation       Annual   Securities    Other
Name and Current Year   Salary   Bonus  Compen-   Underlying  Compensation
    Position                             sation      Options

C. Edward Acker  1996   $180,000  $45,838     $275(1)       0     $14,188(2)
Chairman and     1995    180,000   44,097    3,768(1)       0      13,588
former Chief
Executive        1994    180,000       0       0            0       8,269
Officer

Kerry B. Skeen   1996   255,000  327,823   4,699(1)   100,000      61,464(2)
Chief Executive  1995   199,933  299,581   2,015(1)   100,000       7,697
Officer and
President        1994   160,000       0       0          0          3,405

James B. Glennon 1996   143,605  144,488   10,145(1)    60,000     23,819(2)
(4)
Senior Vice      1995   125,175  104,685    3,657(1)     5,000       7,824
President -
Chief Financial
Officer,         1994       (3)     (3)          (3)    25,000          (3)
Treasurer, and
Asst. Secretary

Thomas J. Moore  1996   128,281  127,963   15,147(1)    50,000      19,982(2)
Executive Vice   1995   112,170  77,011     1,881(1)     5,000       7,404
President and
Chief Operating  1994       (3)     (3)      (3)    25,000           (3)
Officer


Michael S. Davis 1996   117,298  116,627    4,007(1)    55,000        22,425(2)
Senior Vice      1995        (3     (3)      (3)       (3)           (3)
President
Customer Service

_______________
(1)       Includes certain tax reimbursement payments.
(2) Represents 1996 ESOP allocations of $3,316 for Mr. Acker, $3,305 for Mr. Skeen, $3,275 for Mr. Glennon, $3,275 for Mr. Moore, and $3,275 for Mr. Davis; term life insurance premiums in the amount of $10,872 for Mr. Acker, $6,689 for Mr. Skeen, $5,377 for Mr. Glennon, $2,242 for Mr. Moore, $3,347 for Mr. Davis, and the actuarial valuation, determined under SEC rules, for the "whole life" component of coverage paid by the Company for split-dollar life insurance under the Company's deferred compensation program, in the amount of $51,470 for Mr. Skeen, $15,167 for Mr. Glennon, $14,465 for Mr. Moore, and $15,803 for Mr. Davis. If all assumptions as to life expectancy, length of service and other factors occur in accordance with projections, the Company expects to recover the premiums it pays with respect to the whole life component of the coverage.
(3)       Not previously reportable.
(4)       Mr. Glennon resigned from the Company effective January 28, 1997.

          The following table sets forth information regarding grants of stock options by the Company during the fiscal year ended December 31, 1996, to the executive officers named in the Summary Compensation Table above.

                  Option Grants in Last Fiscal Year

           Individual
            Grants
                                                             Potential
           Number     % of                                   Realized
             of       Total             Market                Value at
          Securities  Options                                Assumed Annual
                      Granted  Exercise Price   Expiration    Rates of Stock
  Name    Underlying    to       Price  on       on           Price
                      Employee          Date     Date
          Options       in              of                     Appreciation
          Granted     Fiscal            Grant                  (4)
                                                          5%      10%

C. Edward        0        0%     $  -  $  -             $    -    $    -
Acker                                        -
Kerry  B.  50,000(1)     25%   11.750 11.750  September   369,476   936,324
Skeen                                         30, 2006
           50,000(1)           11.750 11.750  October 16, 369,476   936,324
                                              2006
James  B.  20,000(2)     15%    9.250 9.250   January      116,346   294,842
                                              28, 1998
Glennon    10,000(2)           16.125 16.125  January      101,409   256,991
                                              28, 1998
           10,000(2)           14.125 14.125  January       88,831   225,116
                                              28, 1998
           20,000(5)           11.750 11.750  January      147,790   374,529
                                              28, 1998
Thomas J.  20,000(3)     13%    9.250  9.250  January     116,346   294,842
Moore                                         17, 2006
           10,000(3)           16.125 16.125  April 17,   101,409   256,991
                                              2006
           20,000(3)           11.750 11.750  October     147,790   374,529
                                              16, 2006
Michael    20,000(3)     14%   16.125 16.125  April 17    202,819   513,982
S. Davis                                      17, 2006
           35,000(3)           11.750 11.750  October     258,633   655,427
                                              16, 2006


(1) Options vest in equal portions over a three year period and become fully exerciseable upon a change in control.
(2)  Options are fully vested pursuant to 1997 severance agreement.
(3) Options vest in equal portions over a three year period and become fully exerciseable upon a change in control unless otherwise determined by either the Compensation Committee or the Board of Directors.
(4) Assumed value at the end of ten year period pursuant to SEC mandated calculations, although these percentages do not necessarily reflect expected appreciation or actual period of holding by executive.
(5) Options are one third vested pursuant to 1997 severance agreement; the remaining two thirds are canceled.

           The following table provides information regarding the exercise of options during the year ended December 31, 1996, and the number and value of unexercised options held at December 31, 1996, by the executive officers named above.

Aggregate Option Exercises in 1996 and Option Values at December 31,
                                1996

              Shares            Number     Value of Unexercised
              Acquired             of
                        Value  Securities   In-the-Money Options
Name            on     Realized
              Exercise    (2)   Underlying    at FY-End(1)
                                Unexercised
                                Options at
                                FY -End
                            Exercisable Unexercisable Exercisable Unexercisable
C. Edward                       347,500           $4,256,875     $--
Acker
Kerry B.       41,667  $500,088  66,667   166,666   816,671  2,041,659
Skeen
James B.       18,333  179,789  71,667       --   877,921       --
Glennon
Thomas J.          --       --  18,334   61,666   224,592  755,409
Moore
Michael S.         --       --   8,334   71,666   102,092  877,909
Davis

(1) Based upon a market value of the Common Stock of $12.25 per share as of December 31, 1996.
(2) Based on difference between option exercise price and market price of Common Stock on date of exercise.


Employment Agreements

          Under the Company's agreement with Mr. Skeen, as amended on October 16, 1996, (the "Skeen Agreement"), the Company agreed to employ Mr. Skeen as Chief Executive Officer through October 1999. The Skeen Agreement provides for automatic twelve month extensions unless earlier terminated, and for an annual base salary of $270,000, which amount may be increased from time to time by the Compensation Committee. It further provides that Mr. Skeen shall participate in any bonus plan provided to executive officers generally, shall be provided a split dollar life insurance policy under the Company's deferred compensation program, and shall participate in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine. In addition, the Skeen Agreement provides that Mr. Skeen shall be granted options covering 50,000 shares on October 1, 1996, 1997, and 1998.

          Under the Skeen Agreement, if Mr. Skeen's employment is terminated by the Company "without cause", or if he terminates his own employment "with good reason" (including any termination by the Company within twelve months, or by Mr. Skeen within six months, after a "Change in Control"), then: (1) all of Mr. Skeen's options become immediately exercisable; (2) he is paid the maximum bonus amounts under all bonus programs in which he is participating; and
(3) he is paid his full base salary for the longer of 24 months or through October 19, 1999. In addition, all of Mr. Skeen's options become immediately exercisable upon any Change in Control. If Mr. Skeen's employment is terminated by the Company other than for Cause, or by Mr. Skeen, then the Company will pay to Mr. Skeen an amount equal to a specified percentage (which shall be 100% upon a change in control) of the premiums theretofore paid by the Company under Mr. Skeen's split dollar life insurance policy, and the Company will release its interest in such policy to such extent.




          Under the Company's agreements with Messrs. Moore and Davis, both effective January 1, 1997, (collectively, the "Officer Agreements"), the Company agreed to employ Mr. Moore as Senior Vice
President of Maintenance & Operations and Mr. Davis as Senior Vice President of Customer Sales and Services, both through December 31, 1997. The Officer Agreements provide for automatic twelve month extensions unless earlier terminated, and for annual base salaries of $131,250 and $119,700, respectively, which amounts may be increased from time to time by the Compensation Committee. The Officer Agreements provide that Messrs. Moore and Davis shall participate in any bonus plan provided to executive officers generally, shall be provided a split dollar life insurance policy under the Company's deferred compensation program, and shall participate in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine.

          Under the Officer Agreements, if Mr. Moore or Mr. Davis is terminated by the Company "without cause", then the terminated officer shall receive his full base salary and major medical insurance coverage for a period of twelve months, a portion of any annual bonus prorated to the date of termination, and an immediate vesting of certain stock options. If employment is terminated by the Company "without cause", or by the applicable officer, then the Company will pay to said officer an amount equal to a specified percentage (which shall be 100% upon a change in control) of the premiums theretofore paid by the Company under said officer's split dollar life insurance policy, and the Company will release its interest in such policy to such extent.

          Mr. Glennon resigned from his position as Senior Vice President, Chief Financial Officer, Treasurer, Assistant Secretary, and Director effective January 28, 1997. Mr. Glennon's severance agreement provided for his then current base compensation and certain benefits to continue for one year, and for certain options to vest and to remain exercisable for one year.

          While the Company does not currently have an employment agreement in place for Mr. Tate, the Company anticipates that one will be completed during the first half of 1997 which will be substantially similar to the Officer Agreements.

                REPORT OF THE COMPENSATION COMMITTEE
                      ON EXECUTIVE COMPENSATION

          Compensation for Messrs. Skeen, Moore, Tate, and Davis (the "Senior Executive Officers"), consists primarily of base salary, bonus, stock option grants, and participation in a deferred compensation program funded through split dollar life insurance. In 1996 the Compensation Committee, in line with previous years'
compensation practices, maintained a policy of using primarily operational and financial performance criteria, along with other discretionary factors, to adjust the compensation of its executive officers. The Committee reviewed and considered performance measures for year-to-date improvements by the Company's executive officers and also used industry performance averages as a comparison factor. With the exception of Mr. Skeen, whose salary was established pursuant to the Skeen Agreement, executive officer salaries are established by the Compensation Committee after consultation with the Chief Executive Officer and evaluation of the individual's responsibility, contribution to the Company's performance, and comparable pay among other public regional airlines.

          Senior Executive Officers participate in the Senior Management Incentive Plan ("SMIP"), under which they may receive a percentage of their salary as a bonus. SMIP payments are based on percentage improvements in the Company's earnings per share over the prior year, and on price performance of the Company's stock relative to its peer group members, both in comparison to targets established early in the year. Maximum payouts range from 100% for the Chief Executive Officer to lesser percentages for other participants. For 1996, participants in the SMIP received the maximum bonus allowed under the program. Senior Executive Officers also participate with all other management employees in the Management Incentive Plan ("MIP"), which provides for additional bonus compensation based on the attainment of specified levels of profit margin, costs, and operating performance. The 1996 MIP bonus was in the upper one-third of the maximum payout and represented a composite rate made up of actual performance in each of the goal categories. Finally, the Committee granted options in April 1996 based on prior years performance, and in October 1996 in recognition of each individual's contribution to favorable mid-year results.

          The Committee reviewed Mr. Skeen's compensation as President and Chief Executive Officer at the October 16, 1996, Committee meeting. The Skeen Agreement was amended at that time to provide for a base pay adjustment of eight percent (8%) and an increase of the Company's contribution under the deferred compensation program. The Committee also made a discretionary award of stock options to Mr. Skeen for 50,000 shares. The pay adjustment and the stock award were given in recognition of his continued successful guidance of the Company and the attainment of performance goals.

          Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows corporate tax deductions for compensation in excess of $1 million paid to each of the five highest paid officers of the Company unless such compensation is deemed performance related within the meaning of Section 162(m). The 1995 Stock Incentive Plan is designed so that compensation under the Plan can qualify as "performance based compensation" which is not subject to 162(m). The Company does not believe that, apart from stock options, its arrangements will result in excess of $1 million being paid to any of its executive officers, but is continuing to study how to respond to the possible effects of 162(m).

                    Compensation Committee

                   C. Edward Acker, Chairman
                   Robert E. Buchanan
                   Gordon A. Cain











          The above report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

         During 1996 Mr. Acker served as Chairman of the Board of the Company, and together with Messrs. Buchanan and Cain, served on the Compensation Committee.
Company Stock Performance Graph

     The graph below compares the cumulative total return on Atlantic Coast Airlines, Inc. ("ACAI") Common Stock since July 21, 1993, when the Company became publicly traded, with the cumulative total return on the Nasdaq Market Index and the peer group index selected by the Company. The comparison assumes an investment of $100 each in the Company's Common Stock, the Nasdaq Market Index and the peer group on July 21, 1993, with dividends reinvested when they are paid. The companies included in the peer group are ASA Holdings, Inc. (formerly Atlantic Southeast Airlines, Inc.), Mesaba Holdings, Inc. (formerly AirTran Corporation), CCAIR, Inc., Comair Holdings, Inc., Mesa Air Group, Inc., and SkyWest, Inc. The Company is not included in the peer group. In the calculation of the annual cumulative stockholder return of the peer group index, the stockholder returns of the companies included in the peer group are weighted according to their stock market capitalization.

                               GRAPH


           <C      <C <C <C     <C  <C <C     <C  <C <C
            >       > >   >      >  >   >      >   > >
       7/2 9/  12/ 3/ 6/ 9/  12/3/  6/ 9/  12/3/  6/ 9/ 12/ 2,3
       1/9 93   93 94 94 94  94 95  95 95  95 96  96 96 96  /97
        3
ACAI   100  13  81 56 40  26 19  26 88  78 103  15 13 11 123 135
             6                                  5  1  8
PEER   100  10 106 10 75  70 54  55 96  89 82  10 11 95  93  86
GROUP        1      5                           1  6
NASDAQ 100  10 111 10 10  11 109  11 13  15 154  16 17 18 189 191
             9      7  2   0      8  6   2      1  4  0
</TALE>

          Prior to July 21, 1993, there was no active market for the Company's Common Stock Therefore, the prices of the Company's Common
Stock as set forth in the Performance Graph are for a period from July 21, 1993 until March 31, 1997.

                        INDEPENDENT AUDITORS

           The  audit  for  the  Company for the fiscal  year  ending
December  31,  1996, was conducted by BDO Seidman,  Certified  Public
Accountants. A representative of BDO Seidman is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting. The Company has not yet selected an auditor for Fiscal Year
1997, a decision which is pending evaluation by the Audit Committee.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT


          The following table sets forth certain information, as of March 11, 1997, concerning beneficial ownership of the Company's
Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and
(iv)  all directors and executive officers of the Company as a group.
Except as noted otherwise all amounts reflected in the table represent shares in which the beneficial owners have sole voting and investment power.


                                             Number
                                             of Shares
Name                                        Beneficially Owned  Percent

Gordon A. Cain                                   1,520,500       17.9%
Eight Greenway Plaza
Suite 702
Houston, TX 77046

British Aerospace Asset Management Company       1,460,000       17.2%
15000 Conference Center Drive
Chantilly, VA 20151

Atlantic Coast Airlines, Inc.                       638,300(1)    7.5%
Employee Stock Ownership
Trust, Bank One, Texas, N.A.,
as Trustee
910 Travis Street
Houston, TX 77002

C. Edward Acker                                     597,600(2)   6.7%

Kerry B. Skeen                                      112,501(3)   1.3%

Joseph W. Elsbury                                    50,000       *

Robert E. Buchanan                                    2,000       *

James J. Kerley                                       1,000       *

James C. Miller                                       1,000       *

John M. Sullivan                                      1,000       *

James B. Glennon                                      60,734(4)   *

Thomas J. Moore                                       28,334(5)   *

Michael S. Davis                                      13,001(6)   *

All directors and executive
 officers as a group (12 persons)                  2,393,503    26.5%

* Less than one percent.

(1) Pursuant to the ESOP, voting of shares allocated to participants' accounts is passed through to such participants.
(2) Includes options to purchase 347,500 shares with an exercise price of $2.08 a share.
(3) Includes options to purchase 25,000 shares with an exercise price of $2.08 per share; options to purchase 25,000 shares with an exercise price of $2.50 per share; options to purchase 16,667 shares with an exercise price of $2.625 per share; and options to purchase 16,667 shares with an exercise price of $8.875 per share.
(4) Includes options to purchase 1,666 shares with an exercise price of $2.625; options to purchase 20,000 shares with an exercise price of $9.250; options to purchase 10,000 shares with an exercise price of $16.125; options to purchase 10,000 shares with an exercise price of $14.125; and options to purchase 6,667 shares with an exercise price of $11.750.
(5) Includes options to purchase 16,667 shares with an exercise price of $3.75 per share; options to purchase 1,667 shares with an exercise price of $7.313 per share; options to purchase 6,667 shares with an exercise price of $9.25 per share; and options to purchase 3,333 shares with an exercise price of $16.125 per share.
(6) Includes options to purchase 4,667 shares with an exercise price of $4.625 per share; options to purchase 1,667 shares with an exercise price of $8.000 per share; and options to purchase 6,667 shares with an exercise price of $16.125.








           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           On  January  17, 1996, the Board of Directors  declared  a dividend to JSX, payable in cash, for cumulative dividends owing  for
the   four   quarters  of  1995  with  respect  to  JSX's  cumulative
convertible  preferred  stock.   On March  31,  1996,  the  Board  of
Directors  redeemed JSX's cumulative convertible preferred  stock  in its entirety.

                   REPORTS OF BENEFICIAL OWNERSHIP

                Section 16(a) of the Securities Exchange Act of  1934
requires the Company's directors, executive officers, and persons who own  more  than  ten percent of the Common Stock to file  reports  of beneficial  ownership  with the Securities Exchange  Commission,  the
Nasdaq National Market and the Company.  Based solely upon its review of  the  copies  of  such forms received by it, the Company  believes that, during fiscal year 1996, all filing requirements applicable  to such persons were complied with.

                        STOCKHOLDER PROPOSALS

           Securities  and  Exchange  Commission  regulations  permit stockholders to submit proposals for consideration at annual meetings of stockholders.  Any such proposals for the Company's Annual Meeting of  Stockholders to be held in 1998 must be submitted to the  Company on  or  before  January  1,  1998, and must  comply  with  applicable regulations of the Securities and Exchange Commission in order to  be
included  in  proxy  materials relating to that  meeting.   Proposals
should  be  sent to: Atlantic Coast Airlines, Inc., Attn:  Secretary,
515A Shaw Road, Dulles, Virginia 20166.

                            MISCELLANEOUS

           A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (including the financial statements and financial statement schedules of the Company), as filed with the Securities and Exchange Commission, has been delivered free of charge to stockholders with this solicitation.

                     ___________________________

                Please  complete,  date, sign and mail  promptly  the
accompanying  proxy in the postage-paid envelope  enclosed  for  your
convenience.   The  signing  of  the  proxy  will  not  prevent  your
attending the Meeting and voting in person.

April 28, 1997
Dulles, Virginia


